EXHIBIT 5

BROWNE ROSEDALE & LANOUETTE LLP

31 St. James Avenue, Suite 830

Boston, Massachusetts 02116

August 27, 2004

CMGI, Inc.

1100 Winter Street

Waltham, MA 02451

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to CMGI, Inc. (the “Company”) in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 1,800,000 shares of Common Stock, $.01 par value per share (the “Shares”), of the Company to be issued pursuant to the Restricted Stock Grant to Joseph C. Lawler.

We have examined the Restated Certificate of Incorporation of the Company and the Restated By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings (and written consents in lieu thereof) of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware Constitution, the Delaware General Corporation Law statute, reported judicial decisions interpreting Delaware law and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Restricted Stock Grant, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Very truly yours,

/s/ Browne Rosedale & Lanouette LLP

Browne Rosedale & Lanouette LLP